Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 20, 2016, by and between QCR Holdings, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

RECITALS

A. Purchaser wishes to purchase, and the Company wishes to sell to Purchaser, upon the terms and conditions stated in this Agreement, that number of shares of the Company’s voting common stock, par value $1.00 per share (the “Common Stock”), set forth below Purchaser’s name on the signature page of this Agreement (the aggregate number of shares of Common Stock to be purchased pursuant hereto collectively referred to herein as the “Shares”) at a purchase price per Share equal to $24.75 (the “Purchase Price”).

B. The offering and sale of the Shares (the “Offering”) is being made pursuant to (a) an effective Registration Statement on Form S-3 (Registration No. 333-206622) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), which contains the base prospectus dated October 5, 2015 (the “Base Prospectus”) and was declared effective by the Commission on October 5, 2015, (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Purchaser on or prior to the date hereof and (c) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been delivered to Purchaser (or will be made available to Purchaser by the filing by the Company of an electronic version thereof with the Commission).

C. Concurrently herewith, the Company is entering into additional Securities Purchase Agreements that are identical in form and substance to this Agreement (the “Additional Agreements”) with other purchasers (the “Additional Purchasers”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“8-K Filing” has the meaning set forth in Section 3.1(i).

“Additional Agreements” has the meaning set forth in the Recitals.

“Additional Purchasers” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Base Prospectus” has the meaning set forth in the Recitals.

“BHC Act” has the meaning set forth in Section 3.1(a).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of Illinois are open for the general transaction of business.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the present, actual knowledge of Douglas M. Hultquist or Todd A. Gipple.

“Company SEC Documents” has the meaning set forth in Section 3.1(g).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHC Act or the CIBC Act.

“DTC” means The Depository Trust Company.

“DWAC” has the meaning set forth in Section 2.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company on a consistent basis.

“Governmental Entity” means any governmental or regulatory authorities, agencies, arbitrators, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations.

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Lien” means any lien, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, (i) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable Laws, rules and regulations or interpretations, applications or implementation thereof by any Governmental Entity, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (E) changes in general economic conditions affecting banks and bank holding companies generally, (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D), (E) and (F), to the extent that the effects of such changes have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

“Offering” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

“Prospectus” has the meaning set forth in the Recitals.

“Prospectus Supplement” has the meaning set forth in the Recitals.

“Purchase Price” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Recitals.

“Subscription Amount” means the product of the Purchase Price and the number of Shares set forth below Purchaser’s name on the signature page of this Agreement.

“Subsidiary” means with respect to any Person those corporations, banks, savings banks, associations and other entities of which such Person owns or controls 25% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent or otherwise controlled by such parent and any entity that would be a “subsidiary” for purposes of the BHC Act; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Transfer Agent” has the meaning set forth in Section 2.1(d).

ARTICLE II

PURCHASE AND SALE

Section 2.1. Closing.

(a) Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the number of Shares set forth below Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price.

(b) Closing. Subject to the satisfaction or waiver of the conditions set forth in Article V, the Closing of the purchase and sale of the Shares shall take place at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois, on May 23, 2016 or on such other date or at such other location, or remotely by facsimile transmission or other electronic means, as the parties may mutually agree (the date on which the Closing occurs, the “Closing Date”).

(c) Payment for Shares. Unless otherwise agreed to by the Company and the Purchaser, on the Closing Date, following confirmation of receipt of shares, Purchaser shall pay the applicable Subscription Amount to the Company by wire transfer of immediately available funds to the following account:

Quad City Bank and Trust

Routing #: 073902232

For the benefit of: QCR Holdings, Inc.

Acct #: 3500303

Attn: Beth Grabin and Jenn Quinones

If wired prior to Closing, such funds shall be held in escrow by the Company until the Closing.

(d) Share Delivery. At the Closing, the Company shall issue to Purchaser the number of Shares set forth below Purchaser’s name on the signature page of this Agreement, registered in the name of Purchaser or its nominee, as set forth on Purchaser’s Stock Certificate Questionnaire, in the form attached hereto as Exhibit A. If Purchaser has elected to receive a physical stock certificate, the Company shall deliver or cause to be delivered to Purchaser or its nominee a physical stock certificate representing the Shares promptly following the Closing Date. If Purchaser has elected to settle the shares via the DTC Deposit/Withdrawal At Custodian (“DWAC”) system, then (i) prior to the Closing Date Purchaser shall cause the broker-dealer at which Purchaser’s account or accounts are maintained, which broker-dealer shall be a DTC participant, to establish a DWAC transaction instructing the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), to credit such account or accounts with the Shares, and (ii) the Company shall direct the Transfer Agent to credit such account or accounts with the Shares pursuant to the information contained in such DWAC at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as of the date hereof as follows:

(a) Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the State of Delaware, with requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. The Company’s execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors or its shareholders in connection therewith. This Agreement has been duly executed by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. There are no shareholder agreements, voting agreements, or similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, instrument or binding obligation of the Company or any Subsidiary, or (iii) conflict with or result in a violation of any Law to which the Company is subject (including federal and state securities Laws and rules), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by Purchaser, and will not be subject to preemptive or similar rights. The issuance of the Shares has been registered by the Company under the 1933 Act, the Shares are being issued pursuant to the Registration Statement and, upon issuance, all of the Shares will be freely transferable and freely tradeable by Purchaser on the NASDAQ Global Market without restriction.

(e) Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, par value $1.00 per share, of which 11,814,911 shares are outstanding as of the date hereof, and (ii) 250,000 shares of preferred stock, par value of $1.00 per share, of which none are outstanding as of the date hereof. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. The aggregate number of Shares to be issued pursuant hereto and pursuant to the Additional Agreements will not exceed 1,350,000.

(f) Registration Statement and Prospectuses. The Registration Statement has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s Knowledge, contemplated. The Registration Statement, at the time it was declared effective, complied in all material respects with the requirements of the Securities Act and rules and regulations promulgated thereunder. Each of the Base Prospectus and the Prospectus Supplement, at the time each was filed or will be filed with the Commission, and the issuance of the Shares pursuant to the Registration Statement, complied in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Prospectus to be delivered to the Purchaser in connection with the Offering was or will be identical to the electronically transmitted copies, provided that such delivery may be made by the filing by the Company of an electronic version thereof with the Commission.

(g) Company SEC Document. Since January 1, 2015, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Securities Exchange) or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) that have been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(h) Disclosure. The Company acknowledges that the Purchaser will rely on the foregoing representations and warranties in entering into this Agreement. All disclosure (including disclosure in the Confidential Investor Materials, distributed by the Company), provided to Purchaser regarding the Company, its business and the Offering hereby furnished by or on behalf of the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(i) Disclosure of Transaction and Other Material Information. The Company shall, on or before 5:30 p.m. of the second (2nd) Business Day after the Closing of the Offering, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit (including all attachments, the “8-K Filing”). From and after the 8-K Filing, the Company shall have disclosed all material, nonpublic information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express prior written consent of Purchaser. Without the prior written consent of Purchaser, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of Purchaser or its investment adviser in any filing, announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of this Agreement (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or NASDAQ Global Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted hereunder.

(j) Most Favored Nation. During the period from the date of this Agreement through the Closing Date, the Company shall not enter into any additional agreements, or modify any existing agreements (including any Additional Agreements), with any existing, future, or potential investors (including any Additional Purchasers) in the Company that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchaser by this Agreement, unless, in any such case, Purchaser will be given a copy of such additional or modified agreement and has been offered the opportunity to receive such rights and benefits of such additional or modified agreement prior to the execution of such additional agreement.

3.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date of this Agreement and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If Purchaser is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. If Purchaser is an entity, the execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of Purchaser. If Purchaser is an entity, this Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof (assuming the due authorization, execution and delivery of this Agreement by the Company), will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Purchaser has had no position, office or other material relationship within the past three years with the Company (which, for the avoidance of doubt, excludes ownership of Shares), and is not a member of the Financial Industry Regulatory Authority.

(b) No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Purchaser (if Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) assuming the accuracy of the representations and warranties of the Company contained herein and the performance of the agreements and covenants of the Company contained herein, result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

(c) Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and other representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. Purchaser acknowledges the Company has not made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except, with respect to the Company, as expressly set forth in Section 3.1.

Section 3.3. No Additional Representations. The Company and Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1. Limitation on Beneficial Ownership. Notwithstanding anything herein to the contrary, Purchaser will not be entitled to purchase a number of Shares that would result in Purchaser, together with its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with Purchaser’s holdings for purposes of the BHC Act or the CIBC Act becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of shares of Common Stock issued and outstanding (based on the number of outstanding shares as of the Closing Date).

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1. Conditions Precedent to the Obligations of the Purchaser to Purchase Shares. The obligation of Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1 shall be true and correct in all respects as of the date hereof and as of the Closing Date, except for such representations and warranties that speak as of a specific date (which representations and warranties are so true and correct in all material respects as of such date).

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Minimum Gross Proceeds. The Company shall have received at or prior to the Closing aggregate gross proceeds of at least $25,000,000 with respect to Shares to be sold pursuant to this Agreement and the Additional Agreements at a price per share equal to the Purchase Price.

(e) Acquisition Agreement. The Company shall have entered into a Stock Purchase Agreement with Van Diest Investment Company to purchase all of the outstanding capital stock of Community State Bank, an Iowa-state bank.

Section 5.2. Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares to Purchaser at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for such representations and warranties that speak as of a specific date (which representations and warranties are so true and correct as of such date).

(b) Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Fees and Expenses. Except as set forth herein and elsewhere in this Agreement, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the Company’s sale and issuance of the Shares to Purchaser.

Section 6.2. Entire Agreement. This Agreement, together with the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits, except for any prior confidentiality agreements executed by Purchaser in connection with a possible investment in the Company, which shall remain in effect and continue to bind the parties thereto in accordance with their terms. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

Section 6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 6.3, (b) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	QCR Holdings, Inc.
3551 7th Street
Moline, IL 61265
Attention: Todd A. Gipple
Email: tgipple@qcrh.com
Fax: (309) 736-3149

With a copy to:	Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, IL 60606
Attention: Robert M. Fleetwood
Email: robert.fleetwood@bfkn.com

If to Purchaser:	To the address set forth under Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4. Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party.

Section 6.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 6.6. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Shares in compliance with this Agreement and applicable Law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”. For avoidance of doubt, Purchaser acknowledges and agrees that, prior to the Closing, it may not assign its rights and obligations hereunder, in whole or in part, to any Person other than an Affiliate of Purchaser.

Section 6.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. Each party agrees that all proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) whether in tort or contract or at law or in equity, may be commenced on a non-exclusive basis in the Delaware Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9. Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing: (a) by mutual written agreement of the Company and the Purchaser; or (b) by the Company or Purchaser upon written notice to the other, in the event that the Closing does not occur on or before June 1, 2016; provided that the right to terminate this Agreement pursuant to this Section 6.9(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

Section 6.10. Counterparts. This Agreement may be executed in two or more counterparts, including by e-mail delivery of a “.pdf” format document, all of which when taken together shall be considered one and the same agreement.

Section 6.11. Independent Nature of Purchaser’s Obligations and Rights. The obligations of Purchaser under this Agreement are several and not joint with the obligations of any Additional Purchaser under any of the Additional Agreements, and Purchaser shall not be responsible in any way for the performance of the obligations of any Additional Purchaser under any Additional Agreements. The decision of Purchaser to purchase Shares pursuant to this Agreement has been made by Purchaser independently of any Additional Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any Additional Purchaser or by any agent or employee of any Additional Purchaser, and Purchaser and none of its agents or employees shall have any liability to any Additional Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

QCR HOLDINGS, INC.

By:
Name:	Douglas M. Hultquist
Title:	President and CEO

[Signature page to Securities Purchase Agreement]

PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price (Subscription
Amount): $

Number of Shares of Common Stock to
be Acquired at Closing:

Tax ID No.:
Address for Notice:

Telephone No:

Facsimile No:

E-mail Address:

Attention:

[Signature page to Securities Purchase Agreement]

EXHIBIT A

Stock Certificate Questionnaire

1.	Means of Settlement:

☐ Physical Stock Certificate OR

☐ DWAC delivery

2.	The exact name that the Shares are to be registered in (the “Registered Holder”). You may use a nominee name if appropriate:

3.	Relationship between the Purchaser and the Registered Holder:

4.	The mailing address, telephone and facsimile number of the Registered Holder:

Telephone:

Facsimile:

5.	Tax Identification Number / Social Security Number of Registered Holder:

Please complete Items 6 – 8 only if requesting DWAC delivery.

6.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained) and its DTC Participant Number; please include the name and telephone number of the contact person at the broker-dealer:

DTC Participant:

DTC Participant Number:

Name of Contact Person:

Telephone Number:

7.	Name of Account at DTC Participant:

8.	Account Number at DTC Participant:

Exhibit A